UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  May 5, 2017

(Date of earliest event reported)

GMS Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37784	46-2931287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Centre Parkway, Suite 800
Tucker, Georgia	30084
(Address of principal executive offices)	(Zip Code)

(800) 392-4619

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2017, GMS Inc. (the “Company”) and AEA GMS Holdings LP, an affiliate of AEA Investors LP (“AEA”), which as of the date of the Second Amendment, holds a majority of the Registrable Securities held by all Holders (as such terms are defined in the Registration Rights Agreement), entered into Amendment No. 2 (the “Second Amendment”) to the Registration Rights Agreement, dated as of April 1, 2014, by and among the Company, certain affiliates of AEA and the other Holders party thereto (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”), pursuant to which the parties agreed, among other things, to reduce certain notice periods for Holders of record of Registrable Securities from ten business days to three business days. As of the date of the Second Amendment, AEA GMS Holdings LP is the holder of record of approximately 34.7% of the outstanding shares of common stock of the Company. Each of Messrs. de La Chapelle, Hoesterey and Sharpe serves on the Company’s board of directors as a representative of AEA.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Amendment No. 2 to Registration Rights Agreement, by and between the Company and AEA GMS Holdings LP, dated May 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer

Date: May 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Registration Rights Agreement, by and between the Company and AEA GMS Holdings LP, dated May 5, 2017.